 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Femasys Inc.
(Exact name of registrant as specified in its charter)

Delaware	11-3713499
(State of incorporation or organization)	(IRS Employer Identification No.)

3950 Johns Creek Court, Suite 100 Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-256156

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.         Description of Registrant’s Securities to Be Registered.

A description of the common stock, par value $0.001 per share, of Femasys Inc., a Delaware corporation (the “Registrant”), is set forth under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-256156), originally filed with the Securities and Exchange Commission on May 14, 2021, as subsequently amended, and is hereby incorporated herein by reference. The description of the common stock included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2.         Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FEMASYS INC.

By:	/s/ Kathy Lee-Sepsick
Name:	Kathy Lee-Sepsick
Title:	Chief Executive Officer

Date: June 14, 2021